                                                                  EXHIBIT 11.1

                          COMPUTATION OF EARNINGS PER SHARE
                     (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                            Three Months Ended            Nine Months Ended
                                               September 30,                 September 30,
                                         -------------------------     ------------------------
                                            1997          1996*           1997          1996*
                                         ---------      ----------     ---------     ----------
Weighted average shares outstanding:
    Common stock                           17,462         16,312         16,954         16,203
    Common stock equivalents                  ---          1,655            ---          1,553
                                         ---------      ----------     ---------     ----------
Weighted average common shares and
  equivalents                              17,462         17,967         16,954         17,756
                                         ---------      ----------     ---------     ----------
                                         ---------      ----------     ---------     ----------

Net income (loss)                         ($7,526)        $3,872        ($8,924)        $9,606
                                         ---------      ----------     ---------     ----------
                                         ---------      ----------     ---------     ----------

Net income (loss) per share (1)            ($0.43)         $0.22         ($0.53)        $ 0.54
                                         ---------      ----------     ---------     ----------
                                         ---------      ----------     ---------     ----------



   * 1996 has been restated to reflect the February 1997 merger of the Company and SpeedSim, Inc., which was accounted for as a pooling of interests.
(1)  There is no difference between primary and fully diluted net income (loss)
                                      per share.




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